UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2025

BUSINESS WARRIOR CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	333-265471	90-1901168
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)

455 E Pebble Road, #230912,Las Vegas, NV 89123-0912

(Address of Principal Executive Offices)

(855) 294-2900

(Registrant's Telephone Number including Area Code)

 _________________________________________

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Termination of a Material Definitive Agreement.

Termination Merger Agreement with Innovative Payment Solutions, Inc.

On January 22, 2025 Business Warrior Corporation (“BZWR”) and Innovative Payment Solutions, Inc. (“IPSI”), mutually agreed to terminate the Agreement and Plan of Merger dated July 28, 2024, between them (the “Merger Agreement”). This decision reflects BZWR’s and IPSI’s shared understanding and agreement that discontinuing the merger is in the best interest of both parties.

The Merger Agreement provides that it may be terminated by the mutual written consent of IPSI and Business Warrior. The termination of the Merger Agreement includes the termination of the agreements among certain stockholders of Business Warrior, including Rhett Doolittle and Jonathan Brooks, the Chief Executive Officer and President, respectively, and IPSI to vote in favor of the merger and related transactions.

The foregoing descriptions of agreements and the transactions and documents contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Merger Agreement and form of Business Warrior Voting and Support Agreement, copies of which were filed as Exhibits 2.1 and 10.1, respectively, to the Current Report on Form 8-K filed on August 2, 2024, the terms of which are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	January 22, 2025 Termination Letter
104	Cover page interactive data file (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS WARRIOR CORPORATION
a Wyoming corporation

Date: January 29, 2025	By:	/s/ Rhett Doolittle
	Name:	Rhett Doolittle
	Title:	Chief Executive Officer and Director (Principal Executive Officer)(Principal Financial and Accounting Officer)

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